UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2015

REGENCY ENERGY PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive office) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 30, 2015, Regency Gas Services LP (the “Regency Gas Services”), a wholly owned subsidiary of Regency Energy Partners LP (“Regency”), terminated its $2.5 billion secured revolving credit agreement (as amended, the “Credit Agreement”), dated as of November 25, 2014 with a syndicate of banks and financial institutions, including Wells Fargo Bank, National Association, as administrative agent. The Credit Agreement had a final maturity date of November 25, 2019. Prior to the termination of the Credit Agreement, there was approximately $2.3 billion of borrowings outstanding thereunder, which were repaid in connection with the acquisition of Regency by Energy Transfer Partners, L.P. (“ETP”) pursuant to that certain Agreement and Plan of Merger, dated as of January 25, 2015, as amended by Amendment No. 1 thereto, dated as of February 18, 2015, by and among Regency, Regency GP LP, the general partner of Regency, ETP, Energy Transfer Partners GP, L.P., the general partner of ETP, Rendezvous I LLC, a wholly owned subsidiary of ETP, Rendezvous II LLC, a wholly owned subsidiary of ETP, ETE GP Acquirer LLC and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P. Simultaneous with the termination of the Credit Agreement, Regency Gas Services terminated the security agreement and the other collateral documents pursuant to which Regency Gas Services’ obligations under the Credit Agreement were secured by certain of Regency’s assets.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2015, Regency amended and restated its agreement of limited partnership. A copy of the amended and restated agreement of limited partnership is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP, dated as of April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

	By:	Regency GP LP, its general partner
	By:	Regency GP LLC, its general partner

Date: April 30, 2015	By:	/s/ Thomas P. Mason
		Name:	Thomas P. Mason
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP, dated as of April 30, 2015.